EXHIBIT 4.1

NUMBER                                                                    SHARES

                                                               CUSIP 549092 10 4

                      INCORPORATED IN THE STATE OF DELAWARE

                                LRS CAPITAL INC.

                                  COMMON STOCK



THIS CERTIFIES THAT:




is owner of

         FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $.001 PAR VALUE EACH OF LRS CAPITAL INC. transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and By-laws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

         WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

         SECRETARY                   SEAL                       PRESIDENT


                                                                 COUNTERSIGNED:

                                                    OLDE MONMOUTH STOCK TRANSFER
                                                             77 MEMORIAL PARKWAY
                                            ATLANTIC HIGHLANDS, NEW JERSEY 07716
                                                                  TRANSFER AGENT